                                                       STATE OF DELAWARE
                                                       SECRETARY OF STATE
                                                    DIVISION OF CORPORATIONS
                                                    FILED 03:15 PM 03/29/1996
                                                       960092927 - 2608614
                                  Exhibit 3.69
                          CERTIFICATE OF INCORPORATION

                                       OF

                                    BST INC.



1.       The name of the Corporation is BST Inc.

2. The address of its registered office is 103 Springer Building, 3411 Silverside Road, Wilmington, County of New Castle, Delaware 19810. The name of its registered agent at such address is Organization Services, Inc.

3. The nature of the business to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

4. The total number of shares of stock which the Corporation shall have authority to issue is One Hundred (100) shares of common stock; each such share shall have One Dollar ($1.00) par value.

5.       The name and mailing address of each incorporator is as follows:

        NAME                              ADDRESS
        ----                              -------
        Gilbert B. Warren                 103 Springer Building
                                          3411 Silverside Road
                                          Wilmington, DE 19810

        Cynthia L. Conner                 103 Springer Building
                                          3411 Silverside Road
                                          Wilmington, DE 19810

6.       The corporation is to have perpetual existence.

7. In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, alter or repeal the By-Laws of the Corporation.

8. Meetings of stockholders may be held within or without the State of Delaware as the By-Laws may provide. The books of the Corporation may be kept (subject to any provisions contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the By-Laws of the Corporation. Elections of Directors need not be by written ballot unless the By-Laws of the Corporation shall so provide.
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9.       The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereinafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

10. To the fullest extent permitted by the Delaware General Corporation Law as the same exists or may hereafter be amended, a director of this corporation shall not be liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director.


         WE THE UNDERSIGNED, being each of the incorporators hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make this certificate hereby declaring and certifying that this is our act and deed and the facts herein stated are true, accordingly have hereunto set our hands this 29th day of March, 1996.



                                           /s/ Gilbert B. Warren
                                          --------------------------
                                          Gilbert B. Warren



                                           /s/ Cynthia L. Conner
                                          --------------------------
                                          Cynthia L. Conner

                                            STATE OF DELAWARE
                                           SECRETARY OF STATE
                                        DIVISION OF CORPORATIONS
                                        FILED 03:15 PM 03/29/1996
                                           960092927 - 2608614



                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                                    BST INC.
                                    --------


     BST INC., a corporation duly organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY THAT:

     FIRST: That the Board of Directors of the Corporation, by unanimous written consent of the sole member of the Board of Directors, as filed with the minutes of the Board, approved and adopted on April 30, 1998, the following resolution for amending its Certificate of Incorporation and submitted said amendment to the stockholders of the Corporation for their consideration and approval:

         "RESOLVED, that the FIRST Article of the Certificate of Incorporation of the Corporation be amended in its entirety to read as follows:

                  FIRST:  The name of the Corporation is Broadcast Sports Inc."

     SECOND: That in lieu of a meeting and vote of stockholders, all the stockholders entitled to vote, have approved and adopted said amendment by unanimous written consent on April 30, 1998, in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.

     THIRD: The amendment was duly adopted in accordance with the provisions of Sections 242 and 228 of the General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, BST Inc. has caused this certificate to be executed by its Secretary this 4th day of May, 1998.

                                                  BST INC.


                                                  By: /s/ Bruce Latimer
                                                     ---------------------
                                                  Its:  Secretary

To the Delaware Secretary of State
Division of Corporations
Dover, Delaware

Dear Sir/Madam:

     I, Tom Storli, a duly authorized officer of Broadcast Sports Corp., a Delaware corporation, hereby authorize on behalf of Broadcast Sports Corp. the use of the name "Broadcast Sports Inc." in Delaware by BST Inc., effective immediately.

                             Broadcast Sports Corp.


                             By:      /s/  Tom Storli
                                 ---------------------------------------------
                             Its:        President
                                 --------------------------------------------